UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐      Preliminary Proxy Statement

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☒      Definitive Proxy Statement

☐      Definitive Additional Materials

☐      Soliciting Material under §240.14a-12

TECHPRECISION CORPORATION

(Name of Registrant as Specified in its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐      Fee paid previously with preliminary materials.

☐      Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(l) and 0-11.

October 3, 2025

Dear Stockholder:

It is my pleasure to invite you to attend the Annual Meeting of Stockholders of TechPrecision Corporation. The meeting will be held virtually on October 28, 2025 at 10:00 a.m., Eastern Time. We will hold our annual meeting in virtual format only via live audio webcast, instead of holding the meeting in Westminster, Massachusetts or at any physical location. You or your proxyholder may participate, vote and examine our stockholder list at the virtual annual meeting by visiting https://www.cstproxy.com/techprecision/2025 and using the control number provided with your proxy materials. At the Annual Meeting, the stockholders will be asked to (i) elect five directors for a term of one year until our 2026 Annual Meeting of Stockholders or until their successors are duly elected and qualified, (ii) ratify the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm for the year ending March 31, 2026, (iii) approve the compensation of our named executive officers, in an advisory vote, and (iv) transact any other business that may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.

It is important that your shares be represented at the meeting, regardless of the number you may hold. Whether or not you plan to attend, if you hold your shares in registered form, please vote by mobile device or electronically over the Internet, or if you requested a printed copy of the proxy materials be mailed to you, sign, date and return the proxy card enclosed therewith as soon as possible. If, on the other hand, you hold your shares through a bank, brokerage firm or other nominee, please follow the voting instructions provided to you by your bank, brokerage firm or other nominee. We encourage you to vote by proxy to ensure that your shares are represented and voted at the meeting, even if you plan on attending the meeting virtually.

I look forward to virtually seeing you on October 28, 2025.

Sincerely,

Alexander Shen
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

1 Bella Drive
Westminster, MA 01473
Main: (978) 874-0591

Date: October 28, 2025

Time: 10:00 a.m. Eastern Time

Location: https://www.cstproxy.com/techprecision/2025

The Annual Meeting of Stockholders of TechPrecision Corporation will be held at the time and virtual location noted above. At the meeting, we will ask you to:

1.            Elect five directors: Andrew A. Levy, General Victor E. Renuart Jr. (Ret.), Walter M. Schenker, Alexander Shen and Robert D. Straus;

2.            Ratify the selection of CBIZ CPAs P.C. as our independent registered public accounting firm for the fiscal year ending March 31, 2026;

3.            Approve the compensation of our Named Executive Officers (as defined herein), in an advisory vote; and

4.            Transact any other business properly brought before the meeting.

You may vote if you were the record owners of TechPrecision Corporation common stock at the close of business on October 1, 2025, the record date. A list of stockholders of record will be available at https://www.cstproxy.com/techprecision/2025, (the website for the annual meeting) during the annual meeting and, during the 10 days prior to the annual meeting, at our principal executive offices located at 1 Bella Drive, Westminster, Massachusetts 01473.

We are using the “Full Set Delivery” method of providing proxy materials to all stockholders of record. Because we have elected to utilize the “Full Set Delivery” option, on or about October 3, 2025, we will mail to all stockholders of record paper copies of this Proxy Statement, our Annual Report to Stockholders on Form 10-K for our fiscal year ended March 31, 2025 and form of proxy card, as well as providing access to those proxy materials on a publicly accessible website. This Proxy Statement, form of proxy card, and the other Annual Meeting materials are available on the internet at https://www.cstproxy.com/techprecision/2025.

Your vote is important. To be sure your vote counts and assure a quorum, please vote by mobile device or over the Internet or, if you requested a printed copy of the proxy materials be mailed to you, vote, sign, date and return the proxy card enclosed therewith, as soon as possible, regardless of whether you plan to virtually attend the meeting; or if you hold your shares through a bank, brokerage firm or other nominee, please follow the instructions for voting provided by your bank, brokerage firm or other nominee, regardless of whether you plan to attend the meeting virtually.

By order of our board of directors,

Alexander Shen,
Chief Executive Officer

PROXY STATEMENT

This Proxy Statement and our Annual Report to Stockholders for our fiscal year ended March 31, 2025 (‘‘fiscal 2025’’) are being made available via Internet access beginning on or about October 3, 2025, to the owners of all outstanding shares of common stock, par value $0.0001 per share (“Common Stock”), of TechPrecision Corporation (referred to as “we,” “us,” “our,” “TechPrecision,” or the “Company”) as of October 1, 2025, the record date (the “Record Date”), in connection with the solicitation of proxies by our board of directors for our Annual Meeting of Stockholders (the “Annual Meeting’). This proxy procedure is necessary to permit all stockholders, some of whom may be unable to attend the Annual Meeting virtually, to vote on the matters described in this Proxy Statement. Our board of directors encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON OCTOBER 28, 2025.

The proxy statement and the annual report to stockholders are available at
http://www.techprecision.com/reports_and_proxy.html

Information About Voting

Solicitation of Proxies

Our board of directors is soliciting proxies for use at the Annual Meeting to be in virtual format on October 28, 2025 at 10:00 a.m. Eastern Time, at https://www.cstproxy.com/techprecision/2025 (the website for the Annual Meeting), and any adjournments of that meeting.

Agenda Items

The agenda for the Annual Meeting is to:

1.            Elect five directors: Andrew A. Levy, General Victor E. Renuart Jr. (Ret.), Walter M. Schenker, Alexander Shen and Robert D. Straus;

2.            Consider and ratify the selection of CBIZ CPAs P.C. as our independent registered public accounting firm for the fiscal year ending March 31, 2026;

3.            Approve our Named Executive Officers’ compensation, in an advisory vote; and

5.            Transact any other business properly brought before the meeting.

Who Can Vote

You can vote at the Annual Meeting if you are a holder of Common Stock as of the record date. The record date is the close of business on October 1, 2025. You will have one vote for each share of Common Stock you hold. As of October 1, 2025, there were 9,952,950 shares of Common Stock outstanding and entitled to vote.

How to Vote

For Shares Held Directly in the Name of the Stockholder

If you hold your shares in registered form and not through a bank, brokerage firm or other nominee, you may vote your shares in one of four ways:

●	Electronically at the meeting. If you attend the virtual Annual Meeting, you may vote electronically at the Annual Meeting. To attend, you must go to the meeting website at https://www.cstproxy.com/techprecision/2025 and enter the 12- or 16-digit control number found on your Internet Notice, proxy card or voting instruction form. Please note you will only be able to attend, participate and vote in the Meeting using this website.

●	By Mail. If you requested a printed copy of the proxy materials be mailed to you and choose to vote by mail, complete the proxy card enclosed with the printed materials, date and sign it, and return it in the postage-paid envelope provided. If you sign your proxy card and return it without marking any voting instructions, your shares will be voted at the Annual Meeting for all the director nominees and in favor of each of Proposals 2 and 3 listed above under “ – Agenda Items”;

●	By Mobile voting using a smartphone or tablet. If you choose to vote by mobile device, scan the QR Barcode imprinted on the Internet Notice or proxy card using either a smartphone or tablet, and you will be taken directly to the internet voting site; or

●	By Internet. If you choose to vote electronically over the Internet, visit proxyvote.com and following the instructions on your Internet Notice or proxy card.

For Shares Held Through a Bank, Brokerage Firm or Other Nominee

If you hold your shares through a bank, brokerage firm or other nominee, you will receive instructions from that bank, brokerage firm or other nominee on how to vote. You must follow these instructions in order for your shares to be voted.

Use of Proxies

A proxy is your legal designation of another person to vote your shares on your behalf at the Annual Meeting. The person you designate is called a proxy. When you designate someone as your proxy in a written document, that document also is called a proxy or proxy card. The proxy card accompanying the printed copy of this Proxy Statement is solicited by the Company’s board of directors for the Annual Meeting. By signing and returning it, you will be designating Alexander Shen and Phillip Podgorski as proxies to vote your shares at the Annual Meeting based on your direction. You also may designate your proxies and direct your votes by mobile device or over the Internet as described above.

Unless you tell us to vote differently when submitting your vote by mobile device, electronically over the Internet or, if you requested a printed copy of the proxy materials be mailed to you, in your proxy card, we will vote shares represented by signed and returned proxies: (i) FOR all of the nominees for director listed in this proxy statement; (ii) FOR the ratification of our selection of CBIZ CPAs P.C. as our independent registered public accounting firm for the fiscal year ending March 31, 2026; and (iii) FOR the approval of the compensation of our Named Executive Officers (as defined in the rules of the Securities and Exchange Commission), in an advisory vote. We do not now know of any other matters to come before the Annual Meeting. If they do, proxy holders will vote shares represented by proxies according to their best judgment.

Broker Non-Votes

A broker non-vote occurs when banks, brokerage firms or other nominees holding shares on behalf of a stockholder do not receive voting instructions from the beneficial owner by a specified date before the Annual Meeting and do not have discretionary authority to vote those undirected shares on specified matters under applicable rules. We believe that banks, brokerage firms and other nominees have this discretionary authority with respect to the ratification of our selection of the independent registered public accountants (Proposal No. 2), but do not have such discretionary authority with respect to the election of directors (Proposal No. 1) or approval of the compensation of our Named Executive Officers (Proposal No. 3). If you are the beneficial owner of shares of our Common Stock that are held of record by a bank, brokerage firm or other nominee and do not provide such holder with voting instructions on matters with respect to which it does not have discretionary authority, there will be a broker non-vote with respect to your shares on each such matter.

Revoking a Proxy or Changing Your Vote

For Shares Held Directly in the Name of the Stockholder

If you hold your shares in registered form and not through a bank, brokerage firm or other nominee, you may revoke your proxy at any time before it is exercised. You can revoke a proxy by:

●	Submitting a later-dated proxy by mail, on a mobile device or over the Internet;

●	Sending a written notice to our corporate secretary. You must send any written notice of a revocation of a proxy so as to be delivered before the taking of the vote at the Annual Meeting to:

TechPrecision Corporation
1 Bella Drive
Westminster, MA 01473
Attention: Corporate Secretary

or

●	Attending the Annual Meeting and voting virtually by visiting the Annual Meeting website at https://www.cstproxy.com/techprecision/2025. Your virtual attendance at the Annual Meeting will not in and of itself revoke your proxy. You also must vote your shares at the Annual Meeting to effectively revoke your previously delivered proxy.

For Shares Held Through a Bank, Brokerage Firm or Other Nominee

If you hold your shares through a bank, brokerage firm or other nominee, you may change your vote at any time by:

●	Submitting a later-dated voting instruction form by mail to your bank, brokerage firm or other nominee;

●	Submitting a later-dated mobile or Internet vote in accordance with instructions set forth on the voting instruction form provided to you by your bank, brokerage firm or other nominee; or

●	Attending the Annual Meeting and voting virtually by visiting the meeting website at https://www.cstproxy.com/techprecision/2025 and entering the 12- or 16-digit control number found on the Internet Notice or voting instruction form sent to you by your bank, broker or other holder of record. Your virtual attendance at the Annual Meeting will not in and of itself revoke your voting instructions to your bank, brokerage firm or other nominee. You also must vote your shares at the Annual Meeting to effectively revoke your previously delivered voting instructions.

Quorum Requirement

We need a quorum of stockholders to hold a valid Annual Meeting. A quorum will be present if the holders of at least a majority of the outstanding shares of Common Stock as of the Record Date entitled to vote at the Annual Meeting either attend the Annual Meeting virtually or are represented by proxy. Abstentions and broker non-votes will be considered to be represented for purposes of determining a quorum.

Vote Required for Action

Because this is an uncontested election, a majority of the votes cast is required for the election of the directors to serve until the next annual meeting of stockholders, or until their successors are duly elected and qualified. This means that a director nominee will be elected if he or she received more “FOR” than “AGAINST” votes. Abstentions and broker non-votes will have no effect. Pursuant to the Second Amended and Restated Bylaws, in the event that a director nominee receives more “AGAINST” than “FOR” votes, he or she shall tender his or her resignation to the Board, which shall decide within 90 days following the date of the certification of election results whether it shall accept or reject his or her resignation. You are not permitted to cumulate your votes for purposes of electing directors. Brokerage firms do not have authority to vote customers’ non-voted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote and have no effect on the results of this vote.

Approval of the ratification of the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm for the fiscal year ending March 31, 2026 will require the affirmative vote of a majority of the votes cast at the Annual Meeting, either virtually or by proxy, assuming a quorum is present. Abstentions will not be counted as votes for or against this proposal and will have no effect on the outcome of the vote. Broker non-votes will have no effect on the outcome of this proposal. Because this proposal is considered a routine matter, discretionary votes by brokers will be counted.

Approval of the compensation of our Named Executive Officers, on an advisory basis, will require the affirmative vote of a majority of the votes cast at the Annual Meeting, either virtually or by proxy, assuming a quorum is present. The vote to approve the compensation of our Named Executive Officers is advisory, and therefore not binding on us or our board of directors. Our board of directors values the opinions of our stockholders and to the extent there is any significant vote against the compensation of our Named Executive Officers as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and evaluate whether any actions are necessary to address those concerns. Abstentions and broker non-votes will not be counted as votes for or against this proposal and will have no effect on the outcome of the vote.

Recommendation of our Board of Directors

As to the proposals to be voted on at the Annual Meeting, our board of directors unanimously recommends that you vote:

●	FOR the election of each of the nominees named in Proposal No. 1 to our board of directors;

●	FOR Proposal No. 2, the ratification of the selection of CBIZ CPAs P.C. as our independent registered public accounting firm for the fiscal year ending March 31, 2026; and

●	FOR Proposal No. 3, the advisory approval of the compensation of our Named Executive Officers.

Proposal One — Election of Directors

Our board of directors currently consists of five directors, each of whose terms will expire at this Annual Meeting. Our five nominees for director this year are Andrew A. Levy, General Victor E. Renuart Jr. (Ret.), Walter M. Schenker, Alexander Shen and Robert D. Straus, all of whom are incumbents who were previously elected by our stockholders at our 2024 Annual Meeting of Stockholders. Biographical information about the nominees is provided below under “Corporate Governance – Directors/Nominees.”

Each nominee has consented to being named in the proxy statement and we expect each nominee to be able to serve if elected. If any nominee is unable to serve, proxies will be voted in favor of the remainder of those nominees and for such substitute nominee as may be selected by our board of directors. The term of office of each person elected as a director will continue for one year, until his or her successor is duly elected and qualified, or until his or her earlier resignation, removal or death. The nominees receiving more “FOR” votes than “AGAINST” votes shall be elected as directors.

Our board of directors recommends a vote “FOR” the election of Andrew A. Levy, General Victor E. Renuart Jr. (Ret.), Walter M. Schenker, Alexander Shen and Robert D. Straus to our board of directors.

Corporate Governance

Directors/Nominees

Information about the nominees is provided below. Messrs. Levy, Schenker, Shen, Straus and Renuart currently serve on our board of directors. There are no family relationships between or among any director or executive officer of the Company.

Name	Age	Position
Victor E. Renuart Jr. (1)(3)	74	Chair of the Board
Robert D. Straus(2)(3)	54	Vice-Chair of the Board
Andrew A. Levy(1)(2)	79	Director
Walter M. Schenker(1)(3)	78	Director
Alexander Shen	63	Director; Chief Executive Officer

(l)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating and Corporate Governance Committee.

Victor Eugene Renuart Jr., Retired General, U.S. Air Force has been a member of our board of directors since December 2024. Since November 2011, General Renuart has been the president and founder of The Renuart Group, LLC, a private consulting and project management firm focused on defense, homeland security, efficient energy use, and public-private partnership projects for domestic and international clients. Since January 2014, General Renuart has served on the board of directors and as a member of the finance committee of Griffon Corporation (GFF), a New York Stock Exchange listed company that engages in a wide range of industries including, consumer and professional products, home and building products, defense electronics and specialty plastic films. From August 2010 to January 2012, he served as the senior military advisor to the chief executive officer and vice president-national security of BAE Systems, Inc., a multinational defense, security, and aerospace company. General Renuart previously served as the commander of North American Aerospace Defense Command (NORAD) and United States Northern Command (NORTHCOM) from March 2007 to May 2010. During General Renuart’s tenure in the U.S. Air Force, he also served as a senior military assistant to the Secretary of Defense for Secretaries Donald Rumsfeld and Robert Gates; Director of Strategic Plans and Policy, The Joint Staff; Vice Commander, Pacific Air Forces; and Director of Operations, United States Central Command. In addition, General Renuart currently serves on the board of directors of Kymeta Corp., a private satellite systems manufacturer, Precision Aerospace Holdings, a private aerospace machining corporation, and previously served on the boards of various other private companies in the defense industry. General Renuart received a Bachelor of Science in Production and Industrial Management from Indiana University – Kelley School of Business as well as a Master of Arts in Psychology from Troy University. He also participated in several Air Force fellowship programs including at The US Army War College and The Johns Hopkins University.

General Renuart’s proven military, governmental and corporate leadership record, his extensive experience in multi-national strategic and operational planning, fiscal oversight of large organizations with annual multi-billion-dollar budgets as well as his public company and private company board of directors experience provide him with unique skills, insights and qualifications to serve as a member of the Company’s Board of Directors.

Robert D. Straus has been a member of our board of directors since December 2024. Mr. Straus is an institutional portfolio manager with over 25 years of proven experience investing in and serving as an advisor to C-suite executives of public and private companies. His expertise includes evaluating business and capital allocation strategies as well as advising on executive compensation structure, strategic initiative analysis and corporate governance best practices. Since August 2025, Mr. Straus has served as the General Partner and Investment Manager at Aquidneck Advisors LLC, an investment firm that leverages extensive board and constructive activism experience to identify and trigger latent catalysts in undervalued, publicly-traded companies. Since March 31, 2025, Mr. Straus has served as a consultant – special projects at Wynnefield Capital, Inc. (“WCI”), an investment firm specializing in private and small-cap publicly-traded companies. From April 2015 to March 2025, Mr. Straus served as a portfolio manager at WCI. Since June 2017, Mr. Straus has served on the board of directors of Nature’s Sunshine Products, Inc. (NATR), a NASDAQ Global Market listed company engaged in the manufacturing and direct selling of nutritional and personal care products, where he serves as chairman of the board’s compensation committee and as a member of the board’s governance committee, as well as previously served as chairman of the board’s strategy committee and a member of the board’s audit committee and risk management committee. From January 2018 to October 2022, Mr. Straus served on the board of directors of S&W Seed Company (SANW), a NASDAQ Global Market listed company engaged in the breeding, production, and sale of high-quality seeds for farmers and agricultural producers worldwide, where he served as member of the board’s audit committee and M&A strategy committee. From March 2009 to March 2015, Mr. Straus was employed as a senior equity analyst at Gilford Securities Inc., a brokerage and investment banking firm that offered a range of financial services, including securities trading, investment banking, and advisory services. In addition, Mr. Straus continues to serve from time to time on the boards of various other private and non-profit companies. Mr. Straus received a Bachelor of Science in Business Administration from the University of Hartford – Barney School of Business and received a Master of Business Administration from Bentley University – McCallum Graduate School of Business.

Mr. Straus’ extensive investment, financial, capital allocation and strategic initiative analysis expertise, as well as his significant corporate governance and executive compensation experience serving as a director and board committee member of publicly traded companies provide him with unique skills, insights and qualifications to serve as a member of the Company’s Board of Directors.

Andrew A. Levy is a founder of TechPrecision Corporation and has been a member of our board of directors since March 2009. Since 1978, Mr. Levy has served as Chief Executive Officer of Redstone Capital, an investment banking firm. Mr. Levy was appointed Chief Executive Officer of Esco Marine, Inc., a ship-recycling company, in April 2014, to reorganize the company. Esco Marine, Inc. filed for protection under Chapter 11 of the U. S. Bankruptcy Code in March 2015, which proceedings were dismissed in April 2018. Mr. Levy has been a director of Esco from January 2004 to present. Esco Marine, Inc. is not a company with securities registered under Section 12 of the Exchange Act or required to file reports under Section 15(d) of the Exchange Act. Since August 2024, Mr. Levy has served as Chairman of Axis Aerospace Corporation, a privately-held manufacturer of aerospace parts located in Arlington Washington. From May 2003 to July 2017, Mr. Levy was Chairman of Fraser Optics, a privately held manufacturer of military electro-optics, and held a SECRET Security Clearance during that period. Mr. Levy holds a B.S. in Engineering from Yale University and a J.D. from Harvard Law School.

Mr. Levy combines an engineering background that enables him to understand the operational aspects of our business with an investment banking background, which qualifies him to engage in assessments of our financial health and the execution of our growth strategies.

Walter M. Schenker has been a member of our board of directors since December 2016. Since June 2010, Mr. Schenker has served as General Partner and Portfolio Manager at MAZ Capital Advisors, an investment partnership, where his responsibilities include, among things, managing the firm’s portfolio of investments. From 1999 to 2010, Mr. Schenker was a Principal at Titan Capital Management, LLC, a registered investment adviser and hedge fund. From April 10, 2019 until July 19, 2021, Mr. Schenker served on the board of directors and was a member of the audit committee of Andina Acquisition Corporation III, a Nasdaq-listed blank check company. Mr. Schenker previously served on the board of directors and head of the compensation committee of Sevcon, Inc., a Nasdaq-listed global supplier of control and power solutions for zero-emission, electric and hybrid vehicles, from 2013 until that company’s acquisition in September 2017. Mr. Schenker holds a B.S. from Cornell University and an M.B.A. in Finance from Columbia University.

Mr. Schenker’s previous experience serving on the board of directors of a publicly traded company and his vast experience investing in both public and private companies enables him to provide our board of directors with insight into how to best manage the Company and execute our growth strategy.

Alexander Shen was appointed Chief Executive Officer of TechPrecision on November 14, 2014 and became a director on our board of directors on September 15, 2022. Since June 2014, Mr. Shen has served as President of our Ranor subsidiary, and he also served as president of our WCMC subsidiary. Mr. Shen has experience in a broad range of industries including metal fabrication, automotive, contract manufacturing, safety and security, and industrial distribution. Prior to joining us, Mr. Shen served in 2013 as President of SIB Development and Consulting, a firm specializing in fixed, monthly cost reduction. Mr. Shen served as President of Tydenbrooks Security Products Group, a security products company, from July 2011 to December 2012. Mr. Shen served as President and Chief Executive Officer of Burgon Tool Steel Company between January 2009 and June 2011 and served as Chief Executive Officer of Ryerson Mexico & Vice President — International for Ryerson, Inc., a multi-national distributor and processor of metals, from 2007 to 2009. Mr. Shen was Division General Manager & Chief Operating Officer at Sumitomo Electric Group from 1998 to 2007, focused on automotive electrical and electronic products. Prior to 1998, he had a 10-year career at the Automotive Division of Alcoa Inc. with roles of increasing responsibility. Mr. Shen began his career with General Motors, moving to Chrysler, before joining Alcoa Inc. His career includes multiple international management roles in Japan, China, Mexico, and Europe, and he is fluent in the Chinese and Japanese languages and cultures. Mr. Shen holds a B.S. in Engineering from Michigan State University.

Mr. Shen’s long experience in manufacturing and his current role as Chief Executive Officer of the Company led to the board’s decision that he should serve on the board of directors.

Information About Our Board of Directors

Meetings

During fiscal 2025, our board of directors held eleven meetings, the Audit Committee held four meetings, the Compensation Committee held three meetings and the Nominating and Corporate Governance Committee held two meetings. Each incumbent director attended at least 75% of the total number of meetings of the board of directors and the committees on which he served during fiscal 2025. While we encourage all members of our board of directors to attend annual meetings of stockholders, there is no formal policy as to their attendance. Each of our directors attended the annual meeting of stockholders in 2024 by teleconference.

Independence

We evaluate the independence of our directors in accordance with the listing standards of the Nasdaq Stock Market, LLC (“Nasdaq”), the national securities exchange on which our common stock trades, and the regulations promulgated by the Securities and Exchange Commission (the “SEC”). Nasdaq’s rules require that a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Under Nasdaq rules, we are required to have a board of directors comprised of a majority of independent directors. Accordingly, after review of all relevant transactions and relationships between each director, or any of his family members, and us, our senior management and our independent registered public accounting firm, our board of directors has determined that the following directors, which comprise a majority of the members of our board of directors, are independent directors within the meaning of the Nasdaq listing standards: Andrew A. Levy, Victor E. Renuart Jr. (Ret.), Walter M. Schenker and Robert D. Straus.

Board Leadership Structure and Role in Risk Oversight

General Victor E. Renuart Jr. (Ret.) currently serves as the Chair of our board of directors and has served as the Chair of our board of directors since December 2024. The Company’s Corporate Governance Guidelines provide that the board of directors believes that the Company and our stockholders are best served by having the role of Chair of our board of directors and Chief Executive Officer positions separate. We believe that having these roles separated better facilitates the independent functioning of the board of directors, while allowing our management to more closely focus on our business operations.

The Audit Committee of the board of directors takes an active risk oversight role by meeting with our senior management team on a regular basis and reviewing and approving key risk policies and risk tolerances. The Audit Committee is responsible for ensuring that we have in place a process for identifying, prioritizing, managing and monitoring our critical risks. Furthermore, our board of directors, with input from the Audit Committee, regularly evaluates our management infrastructure, including personnel competencies and technologies and communications, to ensure that key risks are being properly evaluated and managed.

Committees

Our board of directors has three standing committees: the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee.

Audit Committee

The members of the Audit Committee are Mr. Schenker (Chair), Mr. Levy and Mr. Renuart. Our board of directors has determined that Mr. Schenker, who is the Chair of the Audit Committee, is an “audit committee financial expert” as that term is defined under the applicable rules and regulations of the SEC. Our board of directors has determined that Messrs. Schenker, Levy and Renuart each satisfy the independence standards for the Audit Committee established by the applicable rules and regulations of the SEC and Nasdaq.

The primary purpose of the Audit Committee is to oversee the quality and integrity of our accounting and financial reporting processes and the audit of our financial statements. The Audit Committee is responsible for selecting, compensating, overseeing and terminating our independent registered public accounting firm.

The Audit Committee charter is posted and can be viewed in the “Corporate Governance” section of our website at www.techprecision.com.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Messrs. Straus, Renuart and Schenker, each of whom, our board of directors determined, is independent under the Nasdaq listing standards. The chair of our Nominating and Corporate Governance Committee is Mr. Straus. The Nominating and Corporate Governance Committee was created on May 5, 2023.

Specific responsibilities of our Nominating and Corporate Governance Committee include:

●	evaluating and recommending to our board of director nominees for each election of directors;

●	determining criteria for selecting new directors, including desired board skills, experience and attributes;

●	considering any nominations of director candidates validly made by our stockholders;

●	reviewing and making recommendations to our board of directors concerning qualifications, appointment and removal of committee members;

●	developing, recommending for approval by our board of directors and reviewing on an ongoing basis the adequacy of the corporate governance principles applicable to us, including, but not limited to, director qualification standards, director responsibilities, committee responsibilities, director access to management and independent advisors, director compensation, director orientation and continuing education, management succession and annual performance evaluation;

●	reviewing and making recommendations regarding the committee structure and composition;

●	reviewing and recommending to our board of directors changes to our bylaws as needed;

●	developing orientation materials for new directors and corporate governance-related continuing education for all directors; and

●	overseeing succession planning for executive officers.

Stockholders may recommend individuals to our board of directors for consideration as potential director candidates by timely submitting their name, along with the additional information and materials required by our by-laws, to TechPrecision Corporation, I Bella Drive, Westminster, MA 01473, Attention: Corporate Secretary. Our by-laws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary. Please see the section of this Proxy Statement titled “Stockholder Proposals for the 2026 Annual Meeting” for more information regarding the submission of stockholder nominations and other proposals.

Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, our Nominating and Corporate Governance Committee will evaluate those candidates by following the same process, and applying the same criteria, discussed above.

The Nominating and Corporate Governance Committee charter is posted and can be viewed in the “Corporate Governance” section of our website at www.techprecision.com and is reviewed on an annual basis by our Audit Committee.

Compensation Committee

Our Compensation Committee consists of Messrs. Levy and Straus, each of whom, our board of directors determined, is independent under the Nasdaq listing standards and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The chair of our Compensation Committee is Mr. Levy. The Compensation Committee was created on May 5, 2023.

The primary purpose of our compensation committee is to discharge the responsibilities of our board of directors in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate.

Specific responsibilities of our compensation committee include:

●	reviewing and advising the board of directors concerning our overall compensation philosophy, policies and plans, including reviewing both regional and industry compensation practices and trends;

●	reviewing and approving corporate and personal performance goals and objectives relevant to the compensation of the Company’s chief executive officer, and making recommendations to the board of directors regarding all executive officer compensation (including but not limited to salary, bonus, incentive compensation, equity awards, benefits and perquisites);

●	reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit-sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management;

●	reviewing and discussing with management the disclosures regarding executive compensation to be included in our public filings or stockholder reports;

●	reviewing and recommending to our board of directors the compensation paid to our directors; and

●	overseeing, jointly with the full board, engagement with proxy advisory firms on executive compensation matters.

The Compensation Committee charter is posted and can be viewed in the “Corporate Governance” section of our website at www.techprecision.com and is reviewed on an annual basis by our Audit Committee.

Stockholder Communications

We have a process by which stockholders may communicate with our board of directors. Stockholders who wish to communicate with our board of directors may do so by sending written communications addressed to the board of directors of TechPrecision Corporation, c/o Corporate Secretary, 1 Bella Drive, Westminster, MA 01473. Our corporate secretary will forward all mail received at our corporate office that is addressed to our board of directors or any particular director. However, communications that are unrelated to the duties and responsibilities of the board of directors, such as junk mail and mass mailings, resumes and other forms of job inquiries, surveys and solicitations or advertisements, may not be forwarded to the board of directors. In addition, any material that is unduly hostile, threatening or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any director upon request.

Code of Business Ethics and Conduct

We have adopted a written Code of Business Ethics and Conduct. Our Code of Business Ethics and Conduct is intended to document the principles of conduct and ethics to be followed by all of our directors, officers and employees. Its purpose is to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest. The full text of our Code of Business Ethics and Conduct is posted and can be viewed in the “Corporate Governance” section of our website at www.techprecision.com.

Employee, Officer and Director Hedging

The Company’s Insider Trading Policy contains restrictions on the ability of directors, officers and employees to engage in certain transactions that hedge or offset any decrease in the market value of the Company’s securities. Specifically, the Insider Trading Policy prohibits such persons from (i) selling the Company’s securities short, (ii) buying or selling put or call options, or other derivative securities, with respect to the Company’s securities and (iii) entering into hedging or monetization transactions or similar arrangements with respect to Company securities, including zero-cost collars, prepaid variable forward sale contracts, equity swaps and exchange funds.

Board of Directors Compensation

Fees and Equity Awards for Non-Employee Directors

The fee structure for non-employee directors is as follows:

Fee Category	Fees
Non-employee directors	$24,000
Chair – Audit Committee	$7,500
Chairman of the Board	$20,000
Chair – Compensation or the Nominating and Governance Committee	$5,000

In addition, our board of directors has provided that each non-employee director is eligible for an annual grant of shares of restricted stock equivalent to a dollar amount of $45,000 (based on the closing price of our Common Stock on the grant date) under the 2016 TechPrecision Equity Incentive Plan (the “2016 Plan”) which shall vest on the one year anniversary of the grant date.

Director Compensation Table

The following table sets forth compensation paid to each director who served during the year ended March 31, 2025.

Name	Fees Earned(1)	Option Awards(2)	Stock Awards(3)	Totals
Andrew Levy	$24,000	—	—	$24,000
Robert A. Crisafulli	$23,000	—	—	$23,000
Richard S. McGowan	$27,000	—	—	$27,000
Walter M. Schenker	$26,500	—	—	$26,500
Victor E. Renuart Jr.	$14,917	—	—	$14,917
Robert D. Straus	$6,000	—	—	$6,000

(1)	The members of the board of directors earned all fees for serving on the board of directors during fiscal 2025. On December 19, 2024, the Company held its 2024 Annual Meeting of Stockholders and Mr. Renuart and Mr. Straus were elected to the board.

(2)	There were no options granted during fiscal 2025. The number of stock options outstanding, as of March 31, 2025, was 100,000 or 25,000 each for Mr. Levy, Mr. Schenker, Mr. Crisafulli and Mr. McGowan.

(3)  Represents the aggregate grant date fair value of stock awards computed in accordance with ASC Topic 718.Key assumptions in calculating these amounts are outlined in Note 7 to our Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024. On January 24, 2025, pursuant to the 2016 Equity Incentive Plan, the Company awarded 54,880 shares, in the aggregate, of restricted common stock to our four non-employee directors. The restricted common stock shall vest and become nonforfeitable on December 19, 2025.

Security Ownership of Techprecision

Security Ownership of Certain Beneficial Owners and Management

There are no individuals or entities known by TechPrecision (through their Section 13 filings), excluding directors and Named Executive Officers, to own more than 5% of the outstanding Common Stock as of October 1, 2025.

The following table provides information as to shares of our Common Stock beneficially owned, as of October 1, 2025, by:

●	each of our current directors;

●	each Named Executive Officer; and

●	all current directors and executive officers as a group.

Except as otherwise indicated, each person has the sole power to vote and dispose of all shares of our Common Stock listed opposite his name. Each person is deemed to own beneficially shares of Common Stock that may be acquired upon exercise of stock options if they are vested and exercisable within 60 days of the measurement date, October 1, 2025. As of October 1, 2025, there were 9,952,950 shares of our Common Stock outstanding.

Except as otherwise indicated, the address of each person listed below is c/o TechPrecision Corp., 1 Bella Drive, Westminster, MA 01473.

Name	Shares of common stock	Percentage
Victor E. Renuart Jr.	13,720	*
Andrew A. Levy(1)	421,918	4.24%
Robert Straus	213,721	2.15%
Walter M. Schenker(2)	389,122	3.91%
Alexander Shen(3)	479,793	4.82%
Phillip Podgorski	–	–
All executive officers and directors as a group (six individuals)(4)	1,518,274	15.25%

*	Percentage of shares beneficially owned does not exceed one percent of the class.

(1)	Includes 25,000 shares of common stock that may be acquired pursuant to stock options that may be exercised within 60 days of October 1, 2025.

(2)	According to a Schedule 13D filed by Maz Partners LP (“MAZ Partners”), MAZ Capital Advisers, LLC (“MAZ Capital”) and Mr. Schenker on February 13, 2018, MAZ Partners, MAZ Capital and Mr. Schenker share voting and dispositive power over 300,902 shares of the Company’s common stock, which are included in this amount. Mr. Schenker is the sole managing member of MAZ Capital, which is the sole general partner of MAZ Partners. This amount also includes (a) 25,000 shares of common stock that may be acquired pursuant to stock options that may be exercised within 60 days of October 1, 2025 and (b) 14,500 shares of common stock held in an IRA account of Mr. Schenker over which Mr. Schenker has sole voting and sole dispositive power.

(3)	Includes 250,000 shares of common stock that may be acquired pursuant to stock options that may be exercised within 60 days of October 1, 2025.

(4)	Includes 300,000 shares of Common Stock issuable upon the exercise of stock options granted to executive officers and/or directors that may be exercised within 60 days of October 1, 2025.

Changes in Control

To our knowledge, there are no present arrangements or pledges of the Company’s securities which may result in a change in control of the Company.

Executive Compensation

Summary Compensation Table

The Company’s executive officers during the course of the 2025 fiscal year, based on relevant SEC rules, are set forth below as information for the fiscal years indicated relating to the compensation of (i) Alexander Shen, our chief executive officer, or CEO, and our principal executive officer, or PEO, who also serves as the President of Ranor, Inc., a wholly owned subsidiary of the Company, (ii) Barbara Lilley, who served as our chief financial officer, or CFO, effective July 17, 2023 through September 19, 2024, and as Interim Chief Financial Officer, or Interim CFO, from March 7, 2025 to April 8, 2025, (iii) Richard Roomberg served as the Company’s CFO from September 19, 2024 until his resignation date effective February 14, 2025. Together, such individuals are referred to as our Named Executive Officers.

Name and Position	Fiscal Year	Salary	Bonus	Option Awards(1)	Stock Awards(2)	All Other Compensation	Total($)
Alexander Shen,(4)	2025	$334,423	$500	—	—	$2,844	$337,767
Chief Executive Officer	2024	$294,231	$500	—	—	$3,263	$297,994
Barbara Lilley, (5)	2025	$120,000	$500	—	—	$395	$120,895
Chief Financial Officer	2024	$138,462	$500	—	—	—	$138,962
Richard Roomberg, CFO(2)	2025	$121,795	$500	—	—	—	$147,265
Phillip Podgorski, CFO(3)	2025	—	$25,500	—	—	—	—

(I)	There were no option awards granted during fiscal 2024 and 2025.

(2)	On July 17, 2023, Barbara Lilley signed an employment agreement to serve as CFO following Thomas Sammons retirement from the Company, effective July 14, 2023. On September 19, 2024, Ms. Lilley stepped down as CFO of the Company and all other roles held with the Company and its subsidiaries effective on August 20, 2024, to become Controller of Ranor, Inc.

(3)	On September 19, 2024, the Company appointed Richard Roomberg to serve as Chief Financial Officer. On January 14, 2005, Mr. Roomberg announced his resignation from Company, effective as of February 14, 2025.

(4)	On February 14, 2025, the Company appointed Alexander Shen, Chief Executive Officer to serve as the interim principal financial officer and principal accounting officer until March 7, 2025.

(5)	On March 7, 2025, the Company appointed Ms. Lilley, the Controller of Ranor, Inc., one of the Company’s operating subsidiaries, to serve as Interim CFO, principal financial officer and principal accounting officer, until April 8, 2025.

(6)	On March 31, 2025, the Company announced the appointment of Phillip Podgorski as its new Chief Financial Officer, effective as of April 8, 2025.

Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date
Alexander Shen(1)	192,500	—	$0.32	August 11, 2025
Alexander Shen(2)	250,000	—	$2.00	December 26, 2026

(1)	Subject to Mr. Shen’s continuous employment with the Company through the applicable vesting date, options granted to Mr. Shen on August 12, 2015 vested in three equal annual installments with the first installment vesting on the grant date and the remaining installments vesting on each of the first and second anniversary of the grant date. On August 6, 2025, Mr. Shen cashlessly exercised all of the options granted on August 12, 2015.

(2)	Two-thirds of the options granted to Mr. Shen on December 27, 2016 were vested on the grant date. Subject to Mr. Shen’s continuous employment with the Company through the vesting date, the remaining 83,334 options vested on the first anniversary of the grant date.

Employment Agreements

As of March 31, 2025, we had employment agreements with each of our Named Executive Officers.

Alexander Shen Employment Agreement

We executed an employment agreement with Mr. Shen on November 17, 2014 (the “CEO Employment Agreement”) to engage Mr. Shen for the position of Chief Executive Officer. The terms of the CEO Employment Agreement provide that Mr. Shen will report directly to our board of directors and others at the direction of the board at such time and in such detail as the board shall reasonably require and his duties and responsibilities shall consist of such powers, duties and responsibilities as are customary for the office of Chief Executive Officer of a company similar in size and stature to the Company.

Pursuant to the CEO Employment Agreement, Mr. Shen receives an annual base salary of $350,000, increased by the board of directors from $275,000, which may be increased from time to time by the board of directors, and was awarded a one-time grant of options to purchase 250,000 shares of our Common Stock, which vested in three equal amounts on the date of grant and each of the subsequent two anniversaries of the date of grant. The exercise price of the options is equal to the closing market price as of the grant date. Mr. Shen is also eligible for an annual cash performance bonus based upon our financial performance as determined by our board of directors and targeted at up to 75% of Mr. Shen’s annual base salary, which target was increased by the board of directors, from 60%. Mr. Shen is entitled to participate fully in our employee benefit plans and programs and is entitled to four weeks of vacation per year. Mr. Shen will also be reimbursed for reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties and responsibilities as Chief Executive Officer. Under the terms of the CEO Employment Agreement, and in connection with his relocation to Westminster, Massachusetts, Mr. Shen was also entitled to assistance with temporary living arrangements and a relocation allowance of $35,000 at the time of his relocation.

Pursuant to the terms of the CEO Employment Agreement and subject to Mr. Shen’s execution of a release of claims in favor of the Company, in the event we terminate Mr. Shen’s employment without “cause” (as defined below) or Mr. Shen resigns his employment for “good reason” (as defined below) at any time during the six-month period following a change in control, he will be entitled to receive continuation of his base salary for twelve months following termination of his employment, payable under the Company’s normal payroll practices. We may terminate the CEO Employment Agreement for cause upon seven days written notice, during which period Mr. Shen may contest his termination before our board of directors.

In general, “cause” is defined as: (i) Mr. Shen’s refusal to perform material duties and responsibilities or follow legal and reasonable directive of the board of directors, (ii) the willful misappropriation of Company funds or property, (iii) any willful or intentional act which he should have reasonably anticipated would reasonably be expected to materially damage the Company’s reputation, business and/or relationships, (iv) excessive use of alcohol or use of illegal drugs, or (v) any material breach of the CEO Employment Agreement. Mr. Shen is also subject to a covenant not to compete with us for a period of 12 months following termination of the CEO Employment Agreement. In general, “good reason” is defined as: (A) a material adverse change in the duties, responsibilities or effective authority associated with his position, or (B) a material reduction by the Company of Mr. Shen’s base salary, each after Mr. Shen has given the Company written notice and the Company has failed to cure such act within 30 days following receipt of such notice.

In addition to the compensation and severance arrangements described above, the CEO Employment Agreement contains customary provisions (i) prohibiting Mr. Shen from divulging to third parties or using confidential information or trade secrets of the Company; (ii) confirming that all intellectual work products generated by Mr. Shen during the term of his employment with the Company are the sole property of the Company; and (iii) prohibiting Mr. Shen from competing against the Company, including by soliciting the Company’s employees or its current or prospective clients, until the one year anniversary of the termination of his employment.

Barbara Lilley Employment Agreement

On July 17, 2023, we entered into an Employment Agreement with Barbara M. Lilley (the “Lilley Employment Agreement”), which became effective as of July 14, 2023, (the “Effective Date) and governed Ms. Lilley’s employment as our Chief Financial Officer. The Lilley Employment Agreement was terminated on September 19, 2024 after Ms. Lilley stepped down as the Company’s Chief Financial Officer. Ms. Lilley’s tenure as Interim CFO was not covered by the Lilley Employment Agreement or pursuant to any other agreement with the Company. Pursuant to the Lilley Employment Agreement, Ms. Lilley: (i) received an annual base salary of $200,000, (ii) received an award of restricted stock of 15,000 shares of our Common Stock pursuant to the TechPrecision Corporation 2016 Long-Term Incentive Plan, as amended (the “2016 Plan”), at fair market value measured on the grant date which provided that the Employee remains employed by the Company from the Effective Date through the applicable vesting dates, 5,000 of the Restricted Shares shall vest on each of the first, second, and third anniversaries of the Effective Date; provided that in the event of a Change in Control (as defined in the Plan) while the Employee is employed by the Company, all outstanding, unvested Restricted Shares shall become fully vested on the effective date of such Change in Control, subject to the terms and conditions of the Plan. For the avoidance of doubt, none of the Restricted Shares will vest following the end of the Employee’s employment with the Company.

If the CFO’s employment with the Company ceased for any reason, then the Company’s obligation to the Employee would be limited solely to the payment of accrued and unpaid base salary, and PTO, through the date of such cessation of employment, subject to appropriate offsets (as permitted by applicable law) for debts or money due to the Company, including without limitation personal loans to the Employee and travel advances. All compensation and benefits would cease at the time of such cessation of employment and, except as otherwise provided by COBRA, the Company would have no further liability or obligation by reason of such termination. The foregoing would not be construed to limit the Executive’s right to payment or reimbursement for claims incurred prior to the date of such termination under any insurance contract funding an employee benefit plan, policy or arrangement of the Company in accordance with the terms of such insurance contract.

The CFO’s obligations shall cease to be in effect in the event that the Company terminates the Employee’s employment with the Company for a reason other than Cause. For purposes of this clause, “Cause” shall mean: (i) the Employee’s failure or refusal to perform Employee’s material duties and responsibilities or Employee’s repeated failure or refusal to follow lawful and reasonable directives of the Board or the CEO; (ii) the willful misappropriation by Employee of the funds, business opportunities, or property of the Company or its affiliates; (iii) the commission by the Employee of any willful or intentional act, which Employee should reasonably have anticipated would reasonably be expected to have the effect of injuring the reputation, business or business relationships of the Company or its affiliates; (iv) use of alcohol to excess or illegal drugs, continuing after written warning from the Board; or (v) any breach by the Employee of any written agreement with the Company.

In addition to the compensation and severance arrangements described above, the Lilley Employment Agreement contained customary provisions (i) prohibiting Ms. Lilley from divulging to third parties or using confidential information or trade secrets of the Company; (ii) confirming that all intellectual work products generated by Ms. Lilley during the term of her employment with the Company are the sole property of the Company; and (iii) prohibiting Ms. Lilley from competing against the Company, including by soliciting the Company’s employees or its current or prospective clients, until the one year anniversary of the termination of her employment.

Phillip Podgorski Employment Agreement

On March 31, 2025, the Company announced the appointment of Phillip E. Podgorski to serve as the Chief Financial Officer of the Company, effective April 9, 2025.

Mr. Podgorski, 59, was the Chief Financial Officer for the RTX Technology Research Center, or “RTRC”, a division of RTX Corporation, or “RTX”, a public aerospace and defense company, since 2013. While at RTX, he was responsible for all GAAP, SEC and government accounting and reporting related aspects for the RTRC. Mr. Podgorski was also responsible for strategic and scenario planning in collaboration with other stakeholders at RTX, including long-range plans and annual operating budgets. Mr. Podgorksi has an MBA and Bachelor of Science degree in Accounting from Western New England University.

Pursuant to the Employment Agreement, Mr. Podgorski will: (i) receive an annual base salary of $265,000, which shall be increased by $10,000 annually on each of the first two anniversaries of the Transition Date; (ii) receive a relocation bonus of $50,000 payable upon Mr. Podgorski relocating to a reasonable commuting distance from the Company’s headquarters, provided that such relocation is completed within six months of the Transition Date and he remains employed with the Company through the six months following the Transition Date, (iii) receive a guaranteed bonus of $60,000 subject to certain conditions of employment set forth in the Employment Agreement, and (iv) receive a grant in the amount of $180,000 of restricted shares of the Company’s common stock (based on the closing price of the Company’s stock on the Transition Date) pursuant to the TechPrecision Corporation 2016 Long-Term Incentive Plan, as amended, which shall vest in equal amounts annually for three years following the Transition Date. Under the Employment Agreement, Mr. Podgorski also will be eligible to participate in Company benefits provided to other senior executives as well as benefits available to Company employees generally.

In addition to the compensation arrangements described above, the Employment Agreement contains customary provisions (i) prohibiting Mr. Podgorski from using or divulging to third parties confidential information or trade secrets of the Company; (ii) confirming that all intellectual work products generated by Mr. Podgorski during the term of his employment with the Company are the sole property of the Company; and (iii) prohibiting Mr. Podgorski from competing against the Company, including by soliciting the Company’s employees or its current or prospective clients, until the one-year anniversary of the termination of his employment. The Employment Agreement has an indefinite term and each of Mr. Podgorski and the Company may terminate the Employment Agreement upon the giving of written notice.

2016 Long-Term Incentive Plan

The purposes of the 2016 Plan are to: (a) enable the Company and its affiliated companies to recruit and retain highly qualified employees, directors and consultants; (b) provide those employees, directors and consultants with an incentive for productivity; and (c) provide those employees, directors and consultants with an opportunity to share in the growth and value of the Company.

Employees, directors, consultants and other individuals who provide services to the Company or its affiliates are eligible to be granted awards under the 2016 Plan; provided, however, that only employees of the Company or any parent company or subsidiary of the Company are eligible to be granted incentive stock options. As of October 1, 2025, 86 employees and four non-employee directors are eligible to participate in the 2016 Plan, and there were outstanding options granted under the 2016 Plan to purchase 300,000 shares of our Common Stock with a weighted-average exercise price of $2.113. This amount included options to purchase 250,000 shares of our Common Stock issued to our chief executive officer. As of October 2, 2025, the closing price of our Common Stock was $5.23 per share.

Additional Retirement Benefits

During fiscal 2025, our chief executive officer and chief financial officer each participated in our qualified 401(k) plan that provides participants the opportunity to defer taxation on a portion of their income, up to limits set forth in the Internal Revenue Code and receive a matching Company contribution.

Compensation Policies and Practices and Risk Management

One of the responsibilities of our board of directors, in its role in setting executive compensation and overseeing our various compensation programs, is to ensure that our compensation programs are structured so as to discourage inappropriate risk-taking. We believe that our existing compensation practices and policies for all employees, including executive officers, mitigate against this risk by, among other things, providing a meaningful portion of total compensation in the form of equity incentives. These equity incentives are awarded with either staggered or cliff vesting over several years, so as to promote long-term rather than short-term financial performance and to encourage employees to focus on sustained stock price appreciation. In addition, our existing compensation policies attempt to discourage employees from taking excessive risks to achieve individual performance objectives such as annual cash incentive compensation and long-term incentive compensation which are based upon balanced company-wide, business unit and individual performance and base salaries structured so as to be consistent with an employee’s responsibilities and general market practices. The board of directors, as a whole, is responsible for monitoring our existing compensation practices and policies and investigating applicable enhancements to align our existing practices and policies with avoidance or elimination of risk and the enhancement of long-term stockholder value.

PAY VERSUS PERFORMANCE DISCLOSURE

The following table shows the past four fiscal years’ total compensation for our named executive officers as set forth in the Summary Compensation Table, the “compensation actually paid” to our named executive officers (as determined under SEC rules described in greater detail below), our total shareholder return (“TSR”), and our net income.

Year	Summary Compensation – PEO(1)	Compensation Actually Paid - PEO(3)	Summary Compensation - non-PEO NEO(2)	Compensation Actually Paid – non-PEO NEO(3)	Value of Initial Fixed $100 Investment Based on TSR	Net Income (Loss)
2025	$337,767	$337,767	$258,790	$258,790	$45	$(5,794,760)
2024	$297,994	$286,054	$518,986	$507,046	$71	$(7,042,172)
2023	$304,740	$312,540	$236,404	$244,204	$139	$(979,006)
2022	$356,331	$356,131	$282,193	$282,093	$133	$(349,834)

(1)	The PEO for each year presented was Alexander Shen.

(2)	The only non-PEO NEO for 2022 and 2023 was Thomas Sammons. In 2024, Thomas Sammons and Bobbie Lilley were each a non-PEO NEO. In 2025, Bobbie Lilley and Richard Roomberg were our non-PEO NEOs.

(3)	SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine “compensation actually paid” as reported in the Pay versus Performance Table. “Compensation actually paid” does not necessarily represent cash and/or equity value transferred to the applicable named executive officer without restriction, but rather is a valuation calculated under applicable SEC rules. In general, “compensation actually paid” is calculated as summary compensation table total compensation adjusted to (a) include the fair market value of equity awards as of the end of the fiscal year or, if earlier, the vesting date (rather than the grant date) and factor in dividends and interest accrued with respect to such awards. The following table details applicable adjustments.

			Equity Award Adjustments
Year	Executive(s)	Summary compensation table total ($)	Deduct stock awards ($)	Include year-end equity value ($)	Change in value of prior equity awards ($)
2025	PEO	337,767	—	—	—
	Non-PEO NEO	258,790	(17,000)	17,000	—
2024	PEO	297,994	—	—	—
	Non-PEO NEO	518,986	(72,500)	36,100	(35,300)
2023	PEO	304,740	—	—	7,800
	Non-PEO NEO	236,404	—	—	7,800
2022	PEO	356,331	(17,000)	16,900	(100)
	Non-PEO NEO	282,193	(17,000)	16,900	(100)

Analysis of the Information Presented in the Pay Versus Performance Table

Compensation Actually Paid and Net Income (Loss)

The following chart sets forth the relationship between Compensation Actually Paid to our PEO(s), the average of Compensation Actually Paid to our Non-PEO NEO(s), and the Company’s net income (loss) over the period covering fiscal years 2022, 2023, 2024 and 2025.

PEO and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our PEO(s), the average of Compensation Actually Paid to our Non-PEO NEO(s), and the Company’s TSR over the period covering fiscal years 2022, 2023, 2024 and 2025.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of our company under the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Related Party Transactions

Certain Relationships and Related Transactions

Related Party Transaction Policy

All transactions with related parties that may present actual, potential or perceived conflicts of interest are subject to approval by the Audit Committee, under the terms of the Audit Committee’s charter. As part of its review of related party transactions, the Audit Committee generally seeks to obtain evidence regarding whether the terms of the related party transaction are market-based. The Audit Committee relies on such information, in addition to other transaction-specific factors, in its review and approval of related party transactions.

Related Person Transactions

We are not aware of any transactions, since April 1, 2022, or any proposed transactions, in which the Company was a party, where the amount involved exceeded $120,000 and in which a director, executive officer, holder of more than 5% of our Common Stock, any member of the immediate family of any of the foregoing persons or any other “related person” (as defined under the rules of the SEC), had or will have a direct or indirect material interest.

Proposal Two-Ratification of the Selection of CBIZ CPAs P.C. as Our
Independent Registered Public Accounting Firm for the Fiscal Year ending
March 31, 2026

The Audit Committee has selected CBIZ CPAs P.C. (“CBIZ”) as our independent registered public accounting firm for the fiscal year ending March 31, 2026.

The Audit Committee has recommended that the stockholders vote for ratification of the appointment of CBIZ as our independent registered public accounting firm. A representative of CBIZ is expected to attend the Annual Meeting via teleconference and will have the opportunity to make a statement and/or respond to appropriate questions from stockholders present at the Annual Meeting.

Neither our by-laws nor other governing documents or laws require stockholder ratification of the appointment of CBIZ as our independent registered public accounting firm. However, the Audit Committee is submitting the appointment of CBIZ to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain CBIZ. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our stockholders.

The affirmative vote of the majority of the votes cast at the Annual Meeting, either virtually or by proxy will be required to ratify the appointment of CBIZ.

Our board of directors recommends a vote “FOR” the ratification of the selection of CBIZ CPAs P.C. as our independent registered public accounting firm for the fiscal year ending March 31, 2026.

Audit Committee Report

The Audit Committee Report that follows shall not be deemed to “soliciting material” or “filed” with the SEC and shall not be deemed to be incorporated by reference into any filing made by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this Proxy Statement by reference, except to the extent we incorporate such Report by specific reference.

In fulfilling its responsibilities with respect to the Company’s audited financial statements for the year ended March 31, 2025, the Audit Committee took the following actions:

●	Reviewed and discussed the audited financial statements with management and CBIZ;

●	Discussed with CBIZ the matters required by the applicable requirements of the Public Company Accounting Oversight Board concerning the conduct of the audit; and

●	Received the written disclosures and the letter from CBIZ regarding its communications with the Audit Committee concerning independence, as required by the Public Company Accounting Oversight Board, and has discussed with CBIZ the firm’s independence.

Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations, including the effectiveness of internal control over financial reporting. CBIZ was responsible for performing an independent audit of our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. CBIZ had full access to the Audit Committee to discuss any matters they deem appropriate.

In reliance upon the review and discussions referred to above, the Audit Committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended March 31, 2025.

The Audit Committee
Walter M. Schenker, Chair

Victor E. Renuart Jr.

Andrew A. Levy

Principal Accountant Fees

The following is a summary of fees for professional services rendered by CBIZ CPAs P.C. for the years ended:

	March 31, 2025	March 31, 2024
Audit Fees	$569,666	$502,416
Audit related fees	—	—
Tax fees	—	—
All other fees	—	—
Total	$569,666	$502,416

Audit fees. Audit fees represent fees for professional services performed by CBIZ CPAs. P.C. for the audit of our annual financial statements and the review of our quarterly financial statements, as well as services that are normally provided in connection with statutory and regulatory filings or engagements.

Audit-related fees. Audit-related fees represent fees for assurance and related services performed by CBIZ CPAs. P.C. that are reasonably related to the performance of the audit or review of our financial statements and are traditionally performed by the independent registered public accounting firm. These include services related to consultation with respect to special procedures required to meet certain regulatory requirements.

Tax fees. There were no fees paid to CBIZ CPAs. P.C. for tax compliance, tax advice and tax planning services for the fiscal years ended March 31, 2025 and 2024.

All other fees. There were no other fees paid to CBIZ CPAs P.C. for tax compliance, tax advice and tax planning services for the fiscal years ended March 31, 2025 and 2024.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The independent registered public accounting firm and our management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. All services provided by the independent registered public accounting firm in fiscal 2025 and fiscal 2024 were pre-approved by the Audit Committee.

Proposal THREE — Advisory Vote to Approve the Compensation of
Our Named Executive Officers

We are asking our stockholders to vote to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement, including the section titled “Executive Compensation,” and any related material as required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act’). This proposal, commonly known as a “Say-On-Pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officer compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the compensation philosophy, policies and practices described in this Proxy Statement.

In a non-binding advisory vote on the frequency of the say-on-pay proposal held at the 2022 annual meeting of stockholders, we recommended, and our stockholders voted in favor of, an annual say-on-pay vote. In light of this result and other factors considered by the board of directors, the board of directors determined that we would hold advisory say-on-pay votes on an annual basis until the next required advisory vote on such frequency. A new advisory vote on the frequency of the say-on-pay vote is required every 6 years, and the next such advisory vote will be held at the 2028 annual meeting.

This vote is advisory, and therefore not binding on the Company or our board of directors. Our board of directors values the opinions of the stockholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the board of directors will evaluate whether any actions are necessary to address those concerns.

We believe that the policies and procedures articulated in the “Executive Compensation” section of this Proxy Statement are effective in achieving the Company’s goals and that the executive compensation reported in this Proxy Statement was appropriate and aligned with fiscal 2025 results. Before voting, we encourage our stockholders to read the “Executive Compensation” section of this Proxy Statement for additional details about our executive compensation programs and Named Executive Officer compensation in fiscal 2025. We are asking stockholders to indicate their support for our Named Executive Officer compensation as described in this Proxy Statement.

Our board of directors recommends a vote “FOR” the resolution approving the compensation of our named executive officers, as follows:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby approved.

Other Matters

Other Business to be Conducted at the Annual Meeting

We know of no other matters to be acted upon at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent according to their best judgment.

Stockholder Proposals for the 2026 Annual Meeting

Stockholders may nominate director candidates and make proposals to be considered at the Company’s 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”). In accordance with our by-laws, any stockholder nominations of one or more candidates for election as directors at the 2025 Annual Meeting or any other proposal for consideration at the 2026 Annual Meeting must be received by us at the address set forth below, together with certain information specified in our by-laws, not less than 60 days (August 29, 2026) nor more than 90 days (July 30, 2026) prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, such nomination or proposal must be received by the Company no later than the later of 70 days prior to the date of such annual meeting and the 10th day following the day on which public disclosure of the date of such annual meeting was made.

In addition to being able to present proposals for consideration at the 2026 Annual Meeting, stockholders may also be able to have their proposals included in our proxy statement and form of proxy for the 2026 Annual Meeting. In order to have a stockholder proposal included in the proxy statement and form of proxy, the proposal must be delivered to us at the address set forth below not later than June 5, 2026, and the stockholder must otherwise comply with the applicable requirements of the SEC and our by-laws. If the stockholder complies with these requirements for inclusion of a proposal in our proxy statement and form of proxy, the stockholder need not comply with the notice requirements described in the preceding paragraph.

In addition to satisfying the foregoing requirements under our by-laws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act no later than August 29, 2026.

A copy of the full text of the provisions of our by-laws discussed above may be obtained by writing to our corporate secretary and all notices and nominations referred to above must be sent to our corporate offices at the following address: TechPrecision Corporation, 1 Bella Drive, Westminster, MA 01473, Attention: Corporate Secretary.

Expenses Relating to this Proxy Solicitation

We will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, our directors, officers and employees may solicit proxies in person or by telephone, facsimile or electronic transmission without extra compensation for that activity. We also expect to reimburse banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of our stock and obtaining the proxies of those owners. We regularly retain the services of Hayden IR to assist with our investor relations and other stockholder communications issues. Hayden IR may assist in the solicitation of proxies but has not, as of the date of this Proxy Statement, been engaged as a proxy solicitor that will receive any additional compensation for these services.

Householding

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements for two or more stockholders sharing the same address by delivering a single set of proxy materials, including the Internet Notice, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for TechPrecision.

Some banks, brokers and other nominee record holders may follow the practice of sending only one copy of TechPrecision’s proxy materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

If you prefer, we will promptly deliver a separate copy of the document to you if you request one by writing or calling as follows: TechPrecision Corporation, l Bella Drive, Westminster, MA 01473, Attention: Corporate Secretary; Telephone 978-874-0591. If you want to receive separate copies of the Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the address and phone number above.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov or at www.techprecision.com.

Upon request of any stockholder, a copy of TechPrecision’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025, including a list of the exhibits thereto, may be obtained, without charge, by writing to TechPrecision Corporation, 1 Bella Drive, Westminster, MA 01473, Attention: Corporate Secretary.

Whether or not you expect to be present at the Annual Meeting, please vote by mobile device or electronically over the Internet, or if you requested a printed copy of the proxy materials be mailed to you, sign, date and return the proxy card enclosed therewith. Your vote is important.

By order of the board of directors of

TECHPRECISION CORPORATION

Alexander Shen
Chief Executive Officer

October 3, 2025

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 2025TECHPRECISION CORPORATIONPLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”:Signature_______________________________Signature, if held jointly__________________________________ Date____________, 2025 Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.Please mark your voteslike this XPROXY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED IN FAVOR OF ELECTING EACH OF THE FIVE NOMINEES TO THE BOARD OF DIRECTORS; “FOR” PROPOSALS 2 AND 3; AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSON NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TECHPRECISION CORPORATION.Techprecision_Proxy_Card FrontCONTROL NUMBER FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED 1. Election of Directors (1) Andrew A. Levy (2) Victor E. Renuart Jr. (3) Walter M. Schenker (4) Alexander Shen (5) Robert D. Straus2. Ratification of the selection of CBIZ CPAs P.C. as our independent registered public accounting firm for the fiscal year ending March 31, 2026. 3. Advisory vote to approve the compensation of our named executive officers.FOR AGAINST ABSTAIN FOR AGAINST ABSTAINFOR AGAINST ABSTAINYour Mobile or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. Votes submitted electronically by Mobile or over the Internet must be received by 11:59 p.m., Eastern Time, on October 27, 2025.YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. 24 Hours a Day, 7 Days a Week or by MailVote by Mobile or Internet  QUICK  EASY  IMMEDIATEVOTE BY INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. VOTE AT THE MEETING – If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend the annual meeting, visit: https://www.cstproxy.com/techprecision/2025 MOBILE VOTING On your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares.MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.2025 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED 

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held October 28, 2025 The proxy statement and our 2025 Annual Report to Stockholders are available at https://www.cstproxy.com/techprecision/2025TECHPRECISION CORPORATIONPROXYTHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSThe undersigned appoints Alexander Shen and Phillip Podgorski, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of TechPrecision Corporation the undersigned has the power to vote as of the close of business on October 1, 2025 at the Annual Meeting of Stockholders of TechPrecision Corporation to be held on October 28, 2025, or at any postponements or adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED IN FAVOR OF ELECTING EACH OF THE FIVE NOMINEES TO THE BOARD OF DIRECTORS; “FOR” PROPOSALS 2 AND 3; AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSON NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TECHPRECISION CORPORATION. The undersigned hereby also authorize(s) the proxy, in his or her discretion, to vote on any other business that may properly be brought before the meeting or any adjournment or postponement thereof to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended.Techprecision_Proxy_Card Back(Continued, and to be marked, dated and signed, on the other side)

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